UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2025

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) - (c) On April 28, 2025, Teledyne Technologies Incorporated ("Teledyne") issued a press release announcing the management changes and executive promotion made by its Board of Directors as described below, each effective as of April 28, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

1.Edwin Roks has retired as Teledyne’s Chief Executive Officer and will continue as a special advisor to the Executive Chairman through August 31, 2025.

2.George C. Bobb III has become Teledyne’s President and Chief Executive Officer. Mr. Bobb, age 50, was Teledyne’s President and Chief Operating Officer since January 1, 2024. Prior to that role, Mr. Bobb was President of Teledyne’s Aerospace and Defense Electronics Segment and had executive leadership responsibility for the Marine Instrumentation group, the Engineered Systems Segment, Teledyne Scientific & Imaging, LLC, and Teledyne’s Information Technology functions. First joining Teledyne in 2008, Mr. Bobb also held other executive and legal positions, including Chief Compliance Officer.

Also, as a result of his promotion, on and effective as of April 28, 2025, Teledyne’s Board of Directors increased Mr. Bobb’s annual base salary from $665,000 to $900,000 and his target opportunity for the 2025 AIP increased from 100% to 120% (on a prorated basis).

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release dated April 28, 2025
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: April 28, 2025